Exhibit 10.17

Execution Version

DATED AS OF JULY 15, 2014

(1)	PARAKOU (INTERNATIONAL) LIMITED

as Seller

(2)	PARAKOU TANKERS, INC.

as Buyer

SHARE PURCHASE AGREEMENT

CONTENTS

CLAUSE

1. Interpretation	1

2. Sale and Purchase of the Sale Shares; Completion; the Completion Date; and Consideration	3

3. Consideration Clarification	3

4. Warranties	4

5. Closing Conditions	5

6. Post-Completion and Further Assurances	8

7. Successors and Assigns	8

8. Entire Agreement	8

9. Variation and Waiver	9

10. Notices	9

11. Severance	9

12. Counterparts	10

13. Third Party Rights	10

14. Governing Law and Jurisdiction	10

Schedule

SCHEDULE 1 PARTICULARS OF THE SALE COMPANIES	11

THIS AGREEMENT is dated and effective as of July 18, 2014.

PARTIES

(1)	PARAKOU (INTERNATIONAL) LIMITED, a private company incorporated in the British Virgin Islands with company number 584798 whose registered office is at P.O. Box 951, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Seller”).

(2)	PARAKOU TANKERS, INC., a private company incorporated and registered in the Republic of the Marshall Islands with company number 66448 whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Buyer”).

BACKGROUND

On the Completion Date, the Seller has agreed to sell and the Buyer has agreed to buy the Sale Shares, and the Seller will transfer the Sale Shares to the Buyer in consideration for the Consideration, in each case, subject to and on the terms and conditions of this Agreement.

AGREED TERMS

1.	INTERPRETATION

1.1	The definitions and rules of interpretation in this Clause apply in this Agreement.

Affiliate: means, in relation to a body corporate, a company or entity that directly or indirectly controls that body corporate and/or a company or entity which is directly or indirectly controlled by that body corporate and/or a company or entity which is directly or indirectly controlled by a company or any entity which directly or indirectly controls that body corporate. A company or entity shall be deemed to be controlled by another company or entity if the other company or entity owns directly or indirectly such number of shares in that company or entity carrying more than fifty percent (50%) of any one or more of the voting rights, income on any distribution made by or assets on a winding-up, of the former.

Business Day: a day other than a Saturday, Sunday or public holiday in Singapore when banks in Singapore are open for business.

Completion: completion of the sale and purchase of the Sale Shares in accordance with this Agreement on the Completion Date.

Completion Date: 31 July 2014 or as otherwise agreed to by the parties in writing.

Consideration: $220.0 million in U.S. Dollars, which will consist of (a) $136.0 million U.S. Dollars to be paid in cash by the Buyer to the Seller on the Completion Date and (b) the balance of $84.0 million U.S. Dollars to be satisfied by, or on behalf of, the Buyer by Mr. Liu Cheng Chan pursuant to the Settlement Agreement.

Encumbrance: any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security, interest, title, retention or any other security agreement or arrangement.

Existing Credit Facilities: the existing credit facilities of the Seller, its direct or indirect parent companies and the agent and lenders thereto.

New Credit Facilities: the Loan Agreement in relation to a Secured Term Loan Facility of up to $136.0 million to be entered into among Buyer, as guarantor, the Borrowers stated therein, Credit Agricole Shipfinance Limited, as agent, and the banks and financial institutions party thereto.

Resigning Directors: those directors of the Sale Companies identified as resigning directors in Schedule 1.

Sale Companies: means each of Pretty Scene Shipping S.A., Pretty Time Shipping S.A., Pretty Urban Shipping S.A., Pretty Concept Shipping S.A., Pretty Rich Shipping S.A., Pretty View Shipping S.A., Pretty Jewelry Shipping S.A. and Pretty World Shipping S.A., further details of which are contained in Schedule 1.

Sale Shares: the whole of the allotted and issued share capital of each of the Sale Companies.

Settlement Agreement: the Agreement to be entered into among the Seller, Mr. Liu and the Buyer by which Mr. Liu will satisfy the $84.0 million U.S. Dollar balance as part of the Consideration for or on behalf of the Buyer, in form and substance reasonably satisfactory to the Seller, the Buyer and Mr. Liu.

Vessels: means the eight 51,000 dwt product tankers owned by the Sale Companies and named “Pretty Scene”, “Pretty Jewelry”, “Cygnus”, “St. Petri”, “Hercules”, “Orion”, “Sextans” and “Pretty World”, as identified in Schedule 1.

1.2	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) and that person’s personal representatives, successors and permitted assigns.

1.3	References to Clauses and Schedules are to the Clauses of, and Schedules to, this Agreement and references to paragraphs are to paragraphs of the relevant Schedule.

1.4	The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement.

1.5	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.6	A reference to a subsidiary means a subsidiary as defined in section 1159 of the Companies Act 2006 and for the purposes only of the membership requirement contained in sections 1159(1)(b) and (c), a company shall be treated as a member of another company even if its shares in that other company are registered in the name of:

(a)	another person (or its nominee), by way of security or in connection with the taking of security; or

(b)	its nominee.

1.7	A reference to writing or written includes fax but not e-mail (unless otherwise expressly provided in this Agreement).

1.8	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms. Where the context permits, other and otherwise are illustrative and shall not limit the sense of the words preceding them.

1.9	A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force as at the date of this Agreement. A reference to a statute or statutory provision shall include all subordinate legislation made as at the date of this Agreement under that statute or statutory provision.

2.	SALE AND PURCHASE OF THE SALE SHARES; COMPLETION; THE COMPLETION DATE; AND CONSIDERATION

2.1	As of the Completion Date, the Seller shall sell and transfer all right, title and interest, free from all Encumbrances (it being understood that the existing lenders of the Seller under the Existing Credit Facilities shall release any Encumbrance on the Sale Shares or the assets of the Sale Companies at the Completion and the new lenders to the Buyer under the New Credit Facilities will have Encumbrances on the Sale Shares, subject to the terms of the New Credit Facilities, upon the Completion once beneficial ownership in the Sale Shares rests in the hands of the Buyer and the terms of the New Credit Facilities apply), and the Buyer shall buy the Sale Shares, together with all rights that attach (or may in the future attach) to them including, in particular, the right to receive all dividends and distributions declared, made or paid on or after the date of this Agreement, in consideration for the Consideration to be paid, or effected, by or on behalf of the Buyer as of the Completion Date.

2.2	The Completion shall occur as promptly as possible after the satisfaction or, where possible, waiver of the conditions set forth in Clause 5, which is expected to be on the Completion Date.

3.	CONSIDERATION CLARIFICATION

3.1	The parties agree that, prior to Completion, all right and title in the assets and all liabilities with respect to the Sale Companies shall belong to the Seller and, upon Completion, all rights and title in the assets and liabilities with respect to the Sale Companies shall belong to the Buyer. The Seller will use its reasonable commercial efforts to provide the Buyer copies of all agreements, documents and accounting books and records to permit the Buyer to account for its right and title in these assets and record these liabilities, as further agreed to by the parties in Clause 6.1.

4.	WARRANTIES

4.1	Seller’s Warranties.

The Seller warrants and represents to the Buyer that each of the warranties set out in this Clause 4.1 is true and accurate and not misleading as of the date of this Agreement and will be true and accurate and not misleading at all times after the date of this Agreement up to and including Completion:

(a)	the Sale Shares constitute the whole of the allotted and issued share capital of each of the Sale Companies and are fully paid;

(b)	the Seller is the sole legal and beneficial owner of the Sale Shares;

(c)	the particulars of each Sale Company set out in Schedule 1 are true and correct in all respects;

(d)	Each Sale Company is the sole legal and beneficial owner of the Vessel specified in Schedule 1, free from all Encumbrances and there is no agreement or commitment given to create any Encumbrance effecting any such Vessel, it being understood that the existing lenders of the Seller under the Existing Credit Facilities shall release any Encumbrance on the Sale Shares or the assets of the Sale Companies at the Completion and the new lenders to the Buyer under the New Credit Facilities will have Encumbrances on the Sale Shares, subject to the terms of the New Credit Facilities, upon the Completion once beneficial ownership in the Sale Shares rests in the hands of the Buyer;

(e)	the Seller has the requisite power and authority, and is authorised, to enter and perform this Agreement and the documents referred to in it (to which it is a party), and they constitute valid, legal and binding obligations on the Seller with their respective terms;

(f)	the execution and performance by the Seller of this Agreement and the documents referred to in it will not breach or constitute a default under the Seller’s constitutional documents, or any agreement, instrument, order, judgement or other restriction which binds the Seller or any Sale Company;

(g)	no Sale Company has any interest in any subsidiaries;

(h)	upon the Completion, the Sale Shares will be free from all Encumbrances and there will be no agreement or commitment given to create an Encumbrance affecting the Sale Shares, except with respect to the New Credit Facilities of the Sale Companies and the Buyer;

(i)	no right has been granted to any person to require any Sale Company to issue any share capital and no Encumbrance has been created and no commitment has been given to create an Encumbrance in favour of any person affecting any unissued shares or debentures or other unissued securities of any Sale Company except as set forth in the immediately preceding Clause 4.1(h);

(j)	the Seller has disclosed all major known liabilities and potential liabilities relating to each Sale Company and the Sale Shares to the Buyer; and

(k)	no consents, waivers or amendments are required by counterparties to the charters of each of the Vessels in connection with the transactions contemplated by this Agreement or the New Credit Facilities, except with respect to the charters between the applicable Sale Companies and Overseas Ship Group, Inc.

4.2	Buyer’s Warranties.

The Buyer warrants and represents to the Seller that each of the warranties set out in this Clause 4.2 is true and accurate and not misleading as of the date of this Agreement:

(a)	the Buyer has the requisite power and authority, and is authorised, to enter and perform this Agreement and the documents referred to in it (to which it is a party), and they constitute valid, legal and binding obligations on the Buyer with their respective terms; and

(b)	the execution and performance by the Buyer of this Agreement and the documents referred to in it will not breach or constitute a default under the Buyer’s articles of association, or any agreement, instrument, order, judgement or other restriction which binds the Buyer.

5.	CLOSING CONDITIONS

5.1	Closing Conditions of the Buyer.

The obligation of the Buyer to complete the purchase of the Sale Shares from the Seller shall be subject to the satisfaction by the Seller, or the waiver by the Buyer, of the following conditions:

(a)	The representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Completion Date, as though made on and as of the Completion Date, except where the failure of such other representations of the Seller to be so true and correct would not, individually or in the aggregate, have a material adverse effect on the value of the Sale Shares and the assets owned by the Sale Companies in the hands of the Buyer.

(b)	At Completion, the Seller shall have delivered or caused to have been delivered to the Buyer the following:

(i)	the Sale Shares to the Buyer by completing and delivering instruments of transfer, accompanied by certificates of the Sale Shares, in form and substance reasonably satisfactory to the Buyer, such that, upon Completion, the Seller shall have transferred the Sale Shares to the Buyer so that these Sale Shares are in the names of the Buyer as the registered holders or, in lieu of the above, an indemnity in the agreed form for any lost certificates;

(ii)	a waiver of any pre-emption rights or other restrictions on transfer which may exist in respect of the Sale Shares under the constitutional documents of the Sale Companies or otherwise and any other document or consent necessary to enable the Buyer to be registered as the holder of the Sale Shares;

(iii)	the statutory register and minute books of each of the Sale Companies (written up to the time of Completion), the common seal (if any), constitutional documents and any certificates on change of name;

(iv)	a copy of the minutes of a meeting of the board of directors of the Seller or written resolutions of the directors of the Seller authorising the execution by the Seller of this Agreement and all other documents ancillary to it or the transactions contemplated by this Agreement, and appointing the relevant signatory or signatories to execute this Agreement and any such other documents on its behalf, signed by the chairman or secretary of the board of directors of the Seller;

(v)	a copy of the resolution(s) passed by the shareholders of the Seller to approve the sale of the Sale Shares pursuant to this Agreement and all other documents ancillary to it or the transactions contemplated by this Agreement, signed by the chairman or secretary of the board of directors of the Seller;

(vi)	the resignations by way of deed, or such other document in form and substance reasonably satisfactory to the parties, of all Resigning Directors, in each case acknowledging that he or she has no claim against the relevant Sale Company for loss of office or otherwise;

(vii)	written confirmation from each relevant securityholder of its consent to the transfer of the Sale Shares; and

(viii)	evidence reasonably satisfactory to the Buyer of the release of all Encumbrances relating to the Existing Credit Facilities to permit the Buyer to enter into the New Credit Facilities.

(c)	On the Completion Date, the Seller shall have procured that the directors of the Sale Companies shall hold a board meeting of each of the Sale Companies at which:

(i)	the transfer of the whole of the allotted and issued share capital of such Sale Company to the Buyer shall have been approved for registration in such Sale Company’s statutory register;

(ii)	the resignation of the Resigning Directors for such company shall be accepted;

(iii)	such persons as the Buyer shall nominate are appointed as additional directors of such Sale Company; and

(iv)	such other matters as the parties may agree, including relating to the Existing Credit Facilities and the New Credit Facilities.

(d)	At Completion, the Seller shall have used its reasonable commercial efforts to (a) deliver to the Buyer all documents of title, records, correspondence, documents, files, memoranda and other papers relating to the Sale Companies and the Vessels which are in its possession; and (b) with Buyer’s assistance, transfer and change the name and address on all bank accounts, charter agreements and other documents to reflect the transfer in ownership from the Seller to the Buyer of the Sale Shares and the Sale Companies.

(e)	The Buyer and the Sale Companies shall have entered into the New Credit Facilities and have available to them under such New Credit Facilities the ability to borrow at least the cash portion of the Consideration thereunder.

5.2	Closing Conditions of the Seller.

The obligation of the Seller to complete the sale of the Sale Shares to the Buyer shall be subject to the satisfaction by the Buyer, or the waiver of the Seller, of the following conditions:

(a)	The representations and warranties of the Buyer contained in this Agreement shall be true and correct as of the Completion Date, as though made on and as of the Completion Date, except where the failure of such other representations of the Buyer to be so true and correct would not, individually or in the aggregate, have a material adverse effect on the Buyer’s ability to satisfy the conditions to the Seller’s obligations to close the transactions contemplated by this Agreement.

(b)	At Completion:

(i)	the Buyer shall have transferred the cash portion of the Consideration to the Seller;

(ii)	the Seller, Mr. Liu and the Buyer shall have entered into the Forgiveness Document and Mr. Liu shall have delivered the Forgiveness Document to the Seller; and

(iii)	Buyer shall have delivered a copy of the minutes of a meeting of the board of directors of the Buyer authorising the execution by the Buyer of this Agreement and all other documents ancillary to it or the transactions contemplated in this Agreement, and appointing the relevant signatory or signatories to execute this Agreement and any such other documents on its behalf.

6.	POST-COMPLETION AND FURTHER ASSURANCES

6.1	Within 30 days of Completion, the Seller and the Buyer will settle and finalize the agreement contained in Clause 3.2, including with respect to the balance of bank accounts, prepayments, charter hire received and accrued expenses as of or at the Completion Date and the Seller will deliver to the Buyer all accounting books and records not previously delivered to the Buyer regarding the Sale Companies to permit the Buyer to have records of the foregoing settlement and finalization.

6.2	Within 180 days of Completion, the Seller will deliver the consents or waivers of any third parties needed or required to complete the transactions contemplated by this Agreement, including of any charters or charter counterparties, including Overseas Shipping Group, Inc., with the Buyer’s cooperation, to permit the Buyer to operate the related Vessels, own the charters associated with each of these Vessels and receive the benefits of such charters.

6.3	Any claimed amount owed by third parties to the Seller prior to the Completion Date and received by the Buyer after the Completion Date shall be returned to the Seller by the Buyer as promptly as practicable.

6.4	Each party shall (at its own expense) promptly execute and deliver such documents, perform such acts and do such things as the other parties may reasonably require from time to time for the purpose of giving full effect to this Agreement (including the completion or finalisation of any items set forth in Clause 5 that were not completed by the Completion), in addition to the items specified in Clauses 6.1, 6.2 and 6.3.

7.	SUCCESSORS AND ASSIGNS

7.1	The Seller agrees that the benefit of every provision in this Agreement is given to the Buyer for itself and its successors in title and assigns. Accordingly, the Buyer (and its successors and assigns) may at any time, without the consent of the Seller, assign all or any part of the benefit of, or its rights and benefits under, this Agreement, to its successor in title, any purchaser from the Buyer or any of its Affiliates.

7.2	The Seller agrees that, upon the request of the Buyer or any of its successors in title or assigns, this Agreement may be novated (in whole or in part) in favour of the beneficial owner for the time being of the Sale Shares, and the Seller shall execute a novation agreement in the form reasonably required by the Buyer.

8.	ENTIRE AGREEMENT

This Agreement (together with the documents referred to in it) constitutes the entire agreement between the parties and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

9.	VARIATION AND WAIVER

9.1	No variation of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

9.2	No failure or delay by a party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right or remedy under this Agreement or by law is only effective if it is in writing.

9.3	Except as expressly provided in this Agreement, the rights and remedies provided under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

10.	NOTICES

10.1	A notice given to a party under or in connection with this Agreement shall be in writing and shall be delivered by hand or by pre-paid first-class post, recorded delivery or special delivery to that party’s registered office, or in each case sent by fax to that party’s main fax number (or to such other address or fax number as that party may notify to the other parties in accordance with this Agreement).

10.2	Delivery of a notice is deemed to have taken place if delivered by hand, at the time the notice is left at the address, or if sent by fax, at the time of transmission, or if sent by post on the second Business Day after posting, unless such deemed receipt would occur outside business hours (meaning 9.00 am to 5.30 pm, Singapore time, Monday to Friday on a day that is not a public holiday in the place of deemed receipt), in which case deemed receipt will occur when business next starts in the place of receipt (and all references to time are to local time in the place of receipt).

10.3	This Clause 10 does not apply to the service of any proceedings or other documents in any legal action.

11.	SEVERANCE

If any provision or part-provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this Clause shall not affect the validity and enforceability of the rest of this Agreement.

12.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

13.	THIRD PARTY RIGHTS

No one other than a party to this Agreement, their successors and permitted assignees, shall have any right to enforce any of its terms.

14.	GOVERNING LAW AND JURISDICTION

14.1	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

14.2	Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

Schedule 1

Particulars of the Sale Companies

Name:	Pretty Scene Shipping, S.A.

Registered Number:	3243

Date of Incorporation:	3 May 2005

Place of Incorporation:	Republic of Panama

Registered Office:	Via Espafta & Elvira, Mendez Street, Building Called Bank Boston, 14/Fy Panama

Authorised Share Capital:	USD 10,000.00

Issued Share Capital:	USD 2.00

Members:	Parakou (International) Limited

Directors:	Liu Cheng Chan, Chik Sau Kam*, Lau Hoi*

(*’s indicated those resigning)

Secretary	Chik Sau Kam

Vessel owned:	m/t “Pretty Scene” built 2006

Name:	Pretty Jewelry Shipping, S.A.

Registered Number:	12,464

Date of Incorporation:	13 July 2004

Place of Incorporation:	Republic of Panama

Registered Office:	Via Espafta & Elvira Mendez Street, Building Called Bank Boston, 14/Fy Panama

Authorised Share Capital:	USD 10,000.00

Issued Share Capital:	USD 2.00

Members:	Parakou (International) Limited

Directors:	Liu Cheng Chan, Chik Sau Kam*, Lau Hoi*

(*’s indicated those resigning)

Secretary	Chik Sau Kam

Vessel owned:	m/t “Pretty Jewelry” built 2006

Name:	Pretty View Shipping, S.A.

Registered Number:	9823

Date of Incorporation:	16 November 2004

Place of Incorporation:	Republic of Panama

Registered Office:	Via Espafta & Elvira, Mendez Street, Building Called Bank Boston, 14/Fy Panama

Authorised Share Capital:	USD 10,000.00

Issued Share Capital:	USD 2.00

Members:	Parakou (International) Limited

Directors:	Liu Cheng Chan, Chik Sau Kam*, Lau Hoi*

(*’s indicated those resigning)

Secretary	Chik Sau Kam

Vessel owned:	m/t “Cygnus” built 2007

Name:	Pretty Time Shipping, S.A.

Registered Number:	3701

Date of Incorporation:	17 May 2005

Place of Incorporation:	Republic of Panama

Registered Office:	Via Espafta & Elvira, Mendez Street, Building Called Bank Boston, 14/Fy Panama

Authorised Share Capital:	USD 10,000.00

Issued Share Capital:	USD 2.00

Members:	Parakou (International) Limited

Directors:	Liu Cheng Chan, Chik Sau Kam*, Lau Hoi*

(*’s indicated those resigning)

Secretary	Chik Sau Kam

Vessel owned:	m/t “St. Petri” built 2007

Name:	Pretty Concept Shipping, S.A.

Registered Number:	9825

Date of Incorporation:	16 November 2004

Place of Incorporation:	Republic of Panama

Registered Office:	Via Espafta & Elvira, Mendez Street, Building Called Bank Boston, 14/Fy Panama

Authorised Share Capital:	USD 10,000.00

Issued Share Capital:	USD 2.00

Members:	Parakou (International) Limited

Directors:	Liu Cheng Chan, Chik Sau Kam*, Lau Hoi*

(*’s indicated those resigning)

Secretary	Chik Sau Kam

Vessel owned:	m/t “Hercules” built 2006

Name:	Pretty Rich Shipping, S.A.

Registered Number:	9824

Date of Incorporation:	16 November 2004

Place of Incorporation:	Republic of Panama

Registered Office:	Via Espafta & Elvira, Mendez Street, Building Called Bank Boston, 14/Fy Panama

Authorised Share Capital:	USD 10,000.00

Issued Share Capital:	USD 2.00

Members:	Parakou (International) Limited

Directors:	Liu Cheng Chan, Chik Sau Kam*, Lau Hoi*

(*’s indicated those resigning)

Secretary	Chik Sau Kam

Vessel owned:	m/t “Orion” built 2006

Name:	Pretty Urban Shipping, S.A.

Registered Number:	3702

Date of Incorporation:	17 May 2005

Place of Incorporation:	Republic of Panama

Registered Office:	Via Espafta & Elvira, Mendez Street, Building Called Bank Boston, 14/Fy Panama

Authorised Share Capital:	USD 10,000.00

Issued Share Capital:	USD 2.00

Members:	Parakou (International) Limited

Directors:	Liu Cheng Chan, Chik Sau Kam*, Lau Hoi*

(*’s indicated those resigning)

Secretary	Chik Sau Kam

Vessel owned:	m/t “Sextans” built 2007

Name:	Pretty World Shipping, S.A.

Registered Number:	808

Date of Incorporation:	2 February 2006

Place of Incorporation:	Republic of Panama

Registered Office:	Via Espafta & Elvira, Mendez Street, Building Called Bank Boston, 14/Fy Panama

Authorised Share Capital:	USD 10,000.00

Issued Share Capital:	USD 2.00

Members:	Parakou (International) Limited

Directors:	Liu Cheng Chan, Chik Sau Kam*, Lau Hoi*

(*’s indicated those resigning)

Secretary	Chik Sau Kam

Vessel owned:	m/t “Pretty World” built 2007

Signed by	/s/ C.C. Liu
for and on behalf of
PARAKOU (INTERNATIONAL) LIMITED in the presence of: Andy NG

/s/ Andy NG
(Signature of Witness)

Signed by	/s/ Por Liu
for and on behalf of
PARAKOU TANKERS, INC.

in the presence of: Chris Chagabuli

/s/ Chris Chagabuli
(Signature of Witness)